UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
December 1, 2016
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2016, South Jersey Industries, Inc. (the "Company") announced that, effective January 1, 2017, Executive Vice President, Jeffrey E. DuBois, has been appointed as the Company’s Chief Operating Officer. The Company also announced the Mr. DuBois will retire from the Company, effective in January 2018.

Mr. DuBois, age 58, joined the Company in 1987 and currently serves as Executive Vice President of the Company. There are no arrangements or understandings between Mr. DuBois and any other persons pursuant to which Mr. DuBois will be appointed as Chief Operating Officer of the Company.  There have been no transactions nor are there any proposed transactions between the Company and Mr. DuBois that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Additionally, effective January 1, 2017, the Company’s Chief Accounting Officer, Kenneth A. Lynch, will become the Company’s Chief Risk Officer. Accordingly, Mr. Lynch’s prior responsibilities will be assumed by the Chief Financial Officer, Stephen H. Clark, and Mr. Lynch will now be responsible for managing internal audit, risk, information technology and security.

The press release announcing the appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

99.1	Press release dated December 1, 2016, issued by South Jersey Industries, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: December 1, 2016	/s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
Senior Vice President General Counsel & Corporate Secretary